                  DANNINGER MEDICAL TECHNOLOGY, INC. AND SUBSIDIARY
                                      EXHIBIT 11
                         COMPUTATION OF NET INCOME PER SHARE
              For the three month periods ending March 31, 1996 and 1995


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                                         Three months Ended  Three months Ended
                                               March 31,           March 31,
                                                 1996                1995
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

Weighted average number of common
  shares outstanding                              4,708,426           4,559,878

Shares issuable pursuant to
  stock option plans and stock warrants,
  less shares assumed repurchased at
  the average market prices                         278,329             196,774
                                               -------------       -------------

Weighted average shares outstanding,
  including common stock equivalents              4,986,755           4,756,652
                                               -------------       -------------
                                               -------------       -------------

Net income                                    $     137,000       $     154,000
                                               -------------       -------------
                                               -------------       -------------


Net income per share:                                  $.03                $.03
                                                        ----                ----
                                                        ----                ----

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


Note: The application of the higher of quarter-end or year end market prices in calculating fully-diluted earnings per share does not result in a change to the calculation of primary earnings per share.


                                          13